EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212905 and 333-124569) of our report dated March 22, 2017 included in this Annual Report on Form 10-K of MobileSmith, Inc. (the “Company”), relating to the consolidated balance sheets of the Company as of
December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2016.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
March 22, 2017